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     P
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     O
     X
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                           FIRST SECURITY CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR SPECIAL MEETING OF STOCKHOLDERS JULY 31, 2000


The undersigned stockholder of First Security Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders to be held at the Salt Lake City Marriott, 75 South West Temple, Salt Lake City, and proxy statement-prospectus, dated June 26, 2000, and the undersigned revokes all other proxies and appoints Spencer F. Eccles, Morgan J. Evans and Brad D. Hardy, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders at 11:00 a.m., local time, July 31, 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock and Preferred Stock covered by this proxy which the undersigned would be entitled to vote:

            PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                            ^ FOLD AND DETACH HERE ^

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/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


  1. Proposal 1. To adopt the Agreement and Plan of Reorganization, dated as of April 9, 2000 by and between the Company and Wells Fargo & Company ("Wells Fargo"); and a related Agreement and Plan of Merger, dated as of June 23, 2000, by and between First Security Merger Co., a wholly-owned subsidiary of Wells Fargo, included as Exhibit A to the Agreement and Plan of Reorganization (collectively, the Merger Agreement) and the transactions contemplated by the Merger Agreement.

                   FOR / /      Against / /          Abstain / /

  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.



SIGNATURE                                      DATE
          ---------------------------------          ---------------
NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

                            ^ FOLD AND DETACH HERE ^